EXHIBIT 10.1

                       TELENATIONAL COMMUNICATIONS INC.

                           STOCK PURCHASE AGREEMENT

                                 BY AND AMONG

                           RAPID LINK, INCORPORATED

                                     AND

                           APEX ACQUISITIONS, INC.



                                 May 3, 2006

                           STOCK PURCHASE AGREEMENT


      This STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of May 3, 2006 (the "Execution Date"), is entered into by and among Rapid Link, Incorporated, a Delaware corporation ("Buyer"), and Apex Acquisitions,
 Inc., a Delaware corporation (the "Stockholder") in its capacity as the sole stockholder of Telenational Communications Inc., a Delaware corporation (the "Company"). Christopher Canfield and Michael Prachar are made a party to this Agreement for purposes of Section 6.6 only.


                                  RECITALS

      A. The Company is engaged in the business of providing domestic and international long-distance telephone services to end-user customers.

      B. The Stockholder is the sole record and beneficial owner of all of the issued and outstanding capital stock of the Company, consisting of 1,000 shares of common stock, $0.0001 par value per share (the "Company Shares").

      C. Buyer desires to purchase all, but not less than all, of the Company Shares, and Stockholder desires to sell all of the Company Shares, on the terms and subject to the conditions set forth in this Agreement.


                                  AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which all parties mutually acknowledge, the parties, intending to be legally bound, agree as follows:


                                  ARTICLE I
                         DEFINITIONS AND CONSTRUCTION

      Section 1.1 Definitions. For purposes of this Agreement, capitalized terms not otherwise defined in this Agreement shall have the following meanings:

      "Actual Net Working Capital" shall mean the Net Working Capital as of the Closing Date and as recorded on the Closing Balance Sheet.

      "Affiliate" shall mean, as to any Person, any other Person controlled by, under the control of, or under common control with, such Person. As used in this definition, "control" shall mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

      "Business Day" shall mean any day other than a Saturday, Sunday or legal holiday in the State of California.

      "Buyer Common Stock" shall mean shares of Buyer's common stock. $0.001 par value per share.

      "Buyer Shares" shall mean the Initial Stock Payment and the Contingent Stock Payment.

      "Closing Balance Sheet" shall mean the balance sheet of the Company, dated as of the Closing Date.

      "Current Assets" shall mean, in respect of any period, all assets expected to be converted into cash or otherwise realized in the 12 months following the balance sheet date and recorded as current assets in the Financial Statements and the Closing Balance Sheet in accordance with GAAP, including, but not limited to, cash and cash equivalents, accounts receivable, notes receivable, interest receivable, prepaid expenses, and current assets and any provisions recorded thereon.

      "Current Liabilities" shall mean, in respect of any period, all liabilities expected to be settled in the 12 months following the balance sheet date and recorded as current liabilities in the Financial Statements and the Closing Balance Sheet in accordance with GAAP, including, but not limited to, accounts payable, accrued expenses, accrued payroll liabilities, interest payable, deferred revenue and the current portion of any debt obligations.

      "Encumbrance" shall mean a mortgage, charge, pledge, lien, option, restriction, claim, right of first refusal, right of preemption, third party right or interest or other encumbrance or security interest of any kind or similar right or any other matter affecting title.

      "First Performance Period" shall mean the three-month period commencing on the Closing Date.

      "GAAP" shall mean, at any particular time, accounting principles generally accepted in the United States of America, consistently applied on a going concern basis and, with respect to interim financial statements, subject to normal year-end adjustments.

      "Material Adverse Effect" shall mean, with respect to a specified party, any change or effect, as the case may be, that has, or is reasonably likely to have, individually or in the aggregate, a material adverse impact on the assets, business, prospects or financial position of such party and its subsidiaries taken as a whole.

      "Monthly Gross Profit" shall mean the Company's monthly gross margin from all retail and wholesale sales, calculated on a combined basis, before the Company's selling, general and administrative expenses. Monthly Gross Profit shall be calculated in accordance with GAAP consistently applied and in accordance with the historical accounting practices of the Company.

      "Net Working Capital" shall mean (i) Current Assets minus (ii) Current Liabilities.

      "Person" shall mean an individual, company, partnership, limited liability company, limited liability partnership, joint venture, trust or unincorporated organization, joint stock corporation or other similar organization, government or any political subdivision thereof, or any other legal entity.

      "Sale of the Buyer" means (i) any direct or indirect sale or exchange by the stockholders of Buyer of all or substantially all of the capital stock of Buyer, (ii) a merger in which Buyer is a party and in which the stockholders of Buyer prior to such transaction do not retain at least a majority of the beneficial interest in the voting stock of the surviving entity after such merger, or (iii) a sale, transfer or other disposition in any transaction or series of transaction of all or substantially all of the assets of Buyer.

      "Second Performance Period" shall mean the 12-month period commencing on the Closing Date and ending on the first anniversary thereof.

      "Target Net Working Capital" shall mean Net Working Capital equal to
 $0.

      "Taxes" shall mean all taxes, assessments, charges, duties, fees, levies or other governmental charges, including but not limited to, all federal, state, local, foreign or other income, profits, unitary, business, franchise, capital stock, real property, personal property, intangible taxes, withholding, Medicare, unemployment compensation, disability, transfer, sales, use, excise and other taxes, assessments, charges, duties, fees, or levies of any kind whatsoever (whether or not requiring the filing of Tax Returns) and all deficiency assessments, additions to tax, penalties and interest.

      1.2  Construction.

           (a) The headings and captions used herein are intended for convenience of reference only, and shall not modify or affect in any manner the meaning or interpretation of any of the provisions of this Agreement.

           (b) As used herein, the singular shall include the plural, the masculine and feminine genders shall include the neuter, and the neuter gender shall include the masculine and feminine, unless the context otherwise requires.

           (c) The words "hereof," "herein," and "hereunder," and words of similar import, when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

           (d) All references herein to Sections, Schedules or Exhibits shall be deemed to refer to Sections of and Schedules or Exhibits to this Agreement, unless specified to the contrary. All Exhibits and Schedules to this Agreement are integral parts of this Agreement as if fully set forth herein.

           (e) The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation."

           (f) "To the knowledge of" or any similar phrase shall be deemed to mean that a Person (i) is actually aware of a particular fact or matter or (ii) could be expected to discover or otherwise become aware of that fact or matter had they made reasonable inquiry of appropriate employees and agents of the Company or other appropriate third parties, as the case may be, with respect to the matter in question.

           (g) As all parties participated in negotiating and drafting this Agreement, no rule of construction shall apply to this Agreement which construes ambiguous language in favor of or against any party by reason of that party's role in drafting this Agreement.


                                  ARTICLE II
                 PURCHASE AND SALE OF COMPANY SHARES; CLOSING

      Section 2.1 Purchase and Sale of Company Shares. The Stockholder hereby sells, transfers, assigns, and delivers to Buyer, and Buyer hereby purchases, accepts, assumes, and receives, good and marketable title and interest in and to the Company Shares, free and clear of any Encumbrances, restrictive agreements, or adverse claims of any nature whatsoever.


      Section 2.2 Purchase Price. The "Purchase Price" for the Company Shares shall consist of:

           (i) an amount of cash equal to $1,000,000, all of which shall be payable in accordance with the provisions set forth in Section 2.4(a) below (the "Initial Cash Payment");

           (ii) up to 9,587,500 shares of Buyer Common Stock, subject to adjustment as set forth in Section 2.3(a) below, and issuable to the Stockholder in accordance with the provisions of Section 2.4(b) below (the "Initial Stock Payment");

           (iii) an amount of cash up to $500,000, subject to adjustment as set forth in Section 2.3(b) and Section 2.5 below, and payable to the Stockholder in accordance with the provisions of Section 2.4(c) below (the "Contingent Cash Payment"); and

           (iv) up to 9,587,500 shares of Buyer Common Stock, subject to adjustment as set forth in Section 2.3(c) below, and such shares to be issuable to the Stockholder in accordance with the provisions of
      Section 2.4(d) below (the "Contingent Stock Payment").

 In connection with all stock issuances hereunder, Buyer shall not be required to issue any fractional shares or scrip. All fractional shares shall be rounded up to the nearest whole number of shares of Buyer Common Stock.

      Section 2.3    Purchase Price Adjustments.

          (a) Initial Stock Payment Adjustment. Within 30 days after the Closing Date, Buyer's independent accountant shall determine the average Monthly Gross Profit for the 12-month period ended December 31, 2005 (the "Fiscal 2005 Average Monthly Gross Profit"). In the event that the Fiscal 2005 Average Monthly Gross Profit is less than $300,000 (the "Target Average Monthly Gross Profit"), then the Initial Stock Payment shall be reduced by an amount equal to 9,587,500 multiplied by a fraction whose numerator is the Target Average Monthly Gross Profit less the Fiscal 2005 Average Monthly Gross Profit and whose denominator is the Target Average Monthly Gross Profit.

          (b) Contingent Cash Payment Adjustment. Within 45 days after the expiration of the First Performance Period, Buyer' independent accountant shall determine the Company's average Monthly Gross Profit for the First Performance Period (the "First Average Monthly Gross Profit"). In the event that the First Average Monthly Gross Profit is less than the Target Average Monthly Gross Profit, then the Contingent Cash Payment shall be reduced by an amount equal to $500,000 multiplied by a fraction whose numerator is the Target Average Monthly Gross Profit less the First Average Monthly Gross Profit and whose denominator is the Target Average Monthly Gross Profit.

          (c) Contingent Stock Payment Adjustment. Within 90 days after the expiration of the Second Performance Period, Buyer's independent accountant shall determine the Company's aggregate Monthly Gross Profit for the Second Performance Period (the "Second Aggregate Monthly Gross Profit"). In the event that the Company's Second Aggregate Monthly Gross Profit is less than $3,600,000 (the "Target Aggregate Monthly Gross Profit"), then the Contingent Stock Payment shall be reduced by a number of shares to be determined as follows:

               (i) the product obtained by multiplying $3,000,000 by a fraction whose numerator is the Target Aggregate Monthly Gross Profit less the Second Aggregate Monthly Gross Profit and whose denominator is the Target Aggregate Monthly Gross Profit;

               (ii) divided by the volume weighted average closing price per share of Buyer Common Stock as reported on the Over-the-Counter Bulletin Board (or any other securities exchange or inter-dealer quotation system on which the Buyer Common Stock is then listed) for the 15 consecutive trading days ending on the day prior to the first anniversary of the Closing Date (the "Per Share Price"); provided, however, that such Per Share Price shall be not less than $0.13 per share and not greater than $0.25 per share.

          (d) Each computation of actual Monthly Gross Profit provided for in this Section 2.3 shall be made by Buyer's independent accounting firm (the "Computation"). Upon completion of each Computation by Buyer's independent accounting firm, the Computation shall be delivered to the Stockholder. The Stockholder shall have 30 days from the date on which such Computation is delivered to it to review the Computation (the "Review Period"). If the Stockholder disagrees in any respect with any item or amount shown or reflected in such Computation, the Stockholder may, on or prior to the last date of the Review Period, deliver a written notice to Buyer setting forth, in reasonable detail, each disputed item or amount and the basis for the Stockholder's disagreement therewith, together with supporting calculations (the "Dispute Notice"). The Dispute Notice shall set forth the Stockholder's position as to the proper amount for each disputed item. If no Dispute Notice is received by Buyer with respect to the Computation on or prior to the last day of the Review Period, such Computation shall be deemed accepted by the Stockholder (the "Final Computation").

      Within 30 days after Buyer's receipt of a Dispute Notice, Buyer and the Stockholder shall endeavor in good faith to resolve the items in dispute with respect to the Computation. If Buyer and the Stockholder are unable to resolve the items in dispute within 30 days after the Dispute Notice is received by Buyer, Buyer and the Stockholder shall jointly contact, and shall retain the services of KBA Group, LLP (the "Accounting Firm").
 The Accounting Firm retained by Buyer and the Stockholder shall conduct a review of the Computation, any related work papers of Buyer's independent accounting firm with respect to the Computation, the Dispute Notice and any supporting documentation as the Accounting Firm in its sole discretion deems necessary or appropriate, and the Accounting Firm shall conduct such hearings or hear such presentations by the parties hereto as the Accounting Firm in its sole discretion deems necessary or appropriate. The Accounting Firm shall be bound by the provisions of this Section 2.3 in its determination of the Calculation.

      The Accounting Firm shall, as promptly as practicable and in no event later than 60 days following the date of its retention, deliver to the Stockholder and Buyer a report (the "Adjustment Report") which the Accounting Firm shall, after considering all matters set forth in the Dispute Notice and review of the related materials provided by Buyer, Buyer's independent accounting firm and the Stockholder, determine what adjustments, if any, should be made to the Computation, subject to the requirement that the Computation be determined in accordance with the provisions of this Section 2.3. The Adjustment Report shall set forth, in reasonable detail, the Accounting Firm's determination with respect to each of the disputed items or amounts specified in the Dispute Notice, and the revisions, if any, to be made to the Computation, together with supporting calculations. The Stockholder shall pay one-half, and Buyer shall pay one-half, of the fees and expenses of the Accounting Firm incurred in connection with the matters referred to in this Section 2.3 The Adjustment Report setting forth the Final Computation shall be final and binding upon Buyer and the Stockholder.

      Section 2.4    Payment of Purchase Price.

           (a) Initial Cash Payment. Within five Business Days after the Closing, upon surrender to Buyer of certificates representing all and not less than all of the Company Shares, Buyer shall pay to the Stockholder the Initial Cash Payment. The Initial Cash Payment will be payable by means of wire transfer to the account specified in writing to Buyer by the Stockholder not less than five Business Days before the Closing Date.

           (b) Initial Stock Payment. Within five Business Days after the later to occur of (i) the delivery of the Final Computation of the Fiscal 2005 Average Monthly Gross Profit and (ii) the Closing, Buyer shall issue and deliver to the Stockholder certificates, registered in the name of the Stockholder, representing a number of shares of Buyer Common Stock equal to the Initial Stock Payment, as adjusted pursuant to Section 2.3(a) above.

           (c) Contingent Cash Payment. In respect of the First Performance Period, within five Business Days after delivery of the Final Computation of the First Average Monthly Gross Profit, Buyer shall pay to the Stockholder an amount in cash equal to the Contingent Cash Payment, as adjusted pursuant to Section 2.3(b) above and Section 2.5 below.

           (d) Contingent Stock Payment. In respect of the Second Performance Period, within five Business Days after the delivery of the Final Computation of the Second Aggregate Monthly Gross Profit, Buyer shall deliver to the Stockholder certificates representing the Contingent Stock Payment, as adjusted pursuant to Section 2.3(c) above.

      Section 2.5 Working Capital Adjustment. The Purchase Price shall be subject to adjustment by the amount (the "Adjustment Amount"), if any, that the Actual Net Working Capital of the Company as reflected in the Closing Balance Sheet is less than the Target Net Working Capital. Within 60 days after the Closing Date, Buyer's independent accountants shall perform a review of the financial statements of the Company for the period beginning December 31, 2005 and ended the Closing Date, including a balance sheet (the "Closing Balance Sheet"). The Closing Balance Sheet shall be prepared based on the same accounting principles, assumptions and methodologies as those used to prepare the Balance Sheet (as hereinafter defined). The Closing Balance Sheet shall be delivered to the Stockholder and Buyer within 60 days after the Closing Date. Upon delivery of the Closing Balance Sheet, the Purchase Price will be decreased, but not increased, by the Adjustment Amount. The Adjustment Amount shall be computed by subtracting the Target Net Working Capital from the Actual Net Working Capital. In the event the Adjustment Amount is negative, the Purchase Price shall be reduced by such amount and the Contingent Cash Payment shall be reduced by such amount.

      Section 2.6    Provisions Relating to the Buyer Common Stock.

           (a) As of the Closing Date and subject to the restrictions set forth in Section 2.6(b), Stockholder shall have all rights with respect to the shares of Buyer Common Stock issued to and beneficially owned by the Stockholder, including voting rights and dividend rights, as all other holders of Buyer Common Stock.

           (b) The Buyer Shares issued pursuant to this Agreement shall not be registered under the Securities Act of 1933, as amended (the "Securities Act"). Any sale, assignment, gift, pledge, disposal, or other transfer of the Buyer Shares must be made in compliance with the Securities Act. Each certificate representing Buyer Shares shall bear substantially the following legend:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE APPLICABLE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE REQUIREMENTS OF ALL SUCH LAWS.

           (c) The Buyer Shares shall be issued to the Stockholder with the following rights:

                (i) Piggyback Registration Rights. If at any time for a period of three years after the date hereof Buyer shall determine to register any of its shares of Buyer Common Stock on its own behalf under the Securities Act, Buyer shall include in such registration statement all of the Buyer Shares for registration therewith, on terms and conditions that are standard and customary with respect to such registrations.

                (ii) Demand Registration Right. At any time following the consummation of a transaction constituting a Sale of Buyer, but in no event later than the third anniversary of the Closing Date, the Stockholder may demand registration under the Securities Act of all or any portion of the Buyer Shares beneficially owned by the Stockholder.

                (iii) Transferability to Successors. The registration rights provided in this Section 2.6(c) shall inure for the benefit of the successors in interest of the Stockholder, whether by merger, consolidation or acquisition.

      This Section 2.6(c) shall survive the Closing.

           (d) Transfers Pursuant to Rule 144. Buyer shall use its commercially reasonable best efforts to take all action as may be reasonably required as a condition to the availability of Rule 144 under the Securities Act (or any successor exemptive rule hereinafter in effect) with respect to the Buyer Shares. Buyer agrees to provide to the Stockholder upon written notice (A) a written statement by Buyer as to its compliance with the reporting requirements of Rule 144, (B) a copy of the most recent annual report or quarterly report of Buyer as filed with the Securities and Exchange Commission (the "SEC"), and (C) such other reports and documents as a stockholder of Buyer may reasonably request in availing itself of any rule or regulation of the SEC allowing a stockholder of Buyer to sell any of its shares of Buyer Common Stock without registration under the Securities Act. Buyer further agrees to use its commercially reasonable best efforts to facilitate and expedite transfers of Buyer Shares pursuant to Rule 144 under the Securities Act, which efforts shall include, but not be limited to, timely notice to its transfer agent to expedite such transfer(s) of the Buyer Shares.


                                 ARTICLE III
              REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

      Except as set forth in the Disclosure Schedule attached to this Agreement, which is incorporated by reference herein (the "Disclosure Schedule"), the Stockholder hereby represents and warrants to Buyer as follows:

      Section 3.1    Organization and Qualification; Stockholder.

           (a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, has all requisite power and authority to own, lease, and operate its properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be so duly qualified and in good standing would not have a Material Adverse Effect.

           (b) Stockholder is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, has all requisite power and authority to own, lease, and operate its properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be so duly qualified and in good standing would not have a Material Adverse Effect.

           (c) The Stockholder beneficially and of record owns, in the aggregate, 1,000 shares of Company common stock, $0.0001 par value per share (the "Company Common Stock"), which represents all of the issued and outstanding capital stock of the Company, free and clear of any Encumbrances, limitations on voting rights, charges, and all other adverse claims. Schedule 3.1(c) sets forth the name of each officer, director and stockholder of the Stockholder.

      Section 3.2 Governing Documents. The Stockholder has furnished to Buyer true, complete, and correct copies of (a) the certificate of incorporation and bylaws of the Company, each as amended or restated to the date of this Agreement (the "Company Governing Documents") and (b) the certificate of incorporation and bylaws of Stockholder, each as amended or restated to the date of this Agreement. The Company is not in violation of any material provision of the Company Governing Documents and the Company Governing Documents remain in full force and effect.

      Section 3.3    Capitalization.

           (a) The authorized capital stock of the Company consists of 1,000 shares of Company Common Stock, all of which are issued and outstanding. No shares of Company Common Stock are reserved for any purpose. Each of the outstanding shares of Company Common Stock is duly authorized, validly issued, and fully paid and non-assessable, and has not been issued in violation of (nor are any of the authorized shares of Company Common Stock subject to) any preemptive or similar rights under the Company Governing Documents, federal or state securities laws, or any agreement to which the Company is a party or by which it is bound.

           (b) The Company does not (i) directly or indirectly own, (ii) have any agreement to purchase or otherwise acquire, or (iii) hold any interest convertible into or exchangeable or exercisable for, any equity interest in any Person.

           (c) There are no options, warrants, or other rights, agreements, arrangements, or commitments of any character to which the Company is a party or by which it is bound relating to the issued or unissued Company Common Stock or other securities of the Company or obligating the Company to grant, issue, or sell any shares of Company Common Stock or other securities. There are no agreements, arrangements, or commitments of any character (contingent or otherwise) pursuant to which any Person is or may be entitled to receive any payment based on the revenues or earnings, or calculated in accordance therewith, of the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any shares of Company Common Stock.

           (d) There are no obligations, contingent or otherwise, of the Company to (i) repurchase, redeem, or otherwise acquire the capital stock or other securities of the Company; or (ii) provide material funds to, or make any material investment in (in the form of a loan, capital contribution, or otherwise), or provide any guarantee with respect to the obligations of any Person.

      Section 3.4 Authority. The Stockholder has full power and authority to execute and deliver this Agreement and the other documents contemplated by this Agreement (the "Ancillary Agreements") to which the Stockholder is a party, to perform the obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. This Agreement and the Ancillary Agreements to which the Stockholder is a party have been duly executed and delivered by the Stockholder and, assuming the due authorization, execution, and delivery of this Agreement and the Ancillary Agreements by Buyer, constitute the legal, valid, and binding obligations of the Stockholder, enforceable in accordance with their respective terms, subject to the general principles of equity, regardless of whether considered in a proceeding in equity or at law.

      Section 3.5    No Conflict; Required Filings and Consents.

           (a) Except as set forth in Schedule 3.5(a) of the Disclosure Schedule, the execution and delivery of this Agreement and the Ancillary Agreements by the Stockholder do not, and the consummation of the transactions contemplated hereby and thereby shall not, (i) conflict with or violate the Company Governing Documents; (ii) to the knowledge of the Stockholder, conflict with or violate in any material respect any federal, state, foreign, or local law, statute, ordinance, rule, regulation, order, judgment, or decree (collectively, "Laws") applicable to the Company or by which any of its properties is bound or subject; or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to any other Person any rights of termination, amendment, acceleration, or cancellation of, or require payment under, or result in the creation of an Encumbrance on any of the properties or assets of the Company pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which the Company is a party or by or to which any of its properties is bound or subject.

           (b) Except as set forth in Schedule 3.5(b) of the Disclosure Schedule, the execution and delivery of this Agreement and the Ancillary Agreements by the Stockholder do not, and the consummation of the transactions contemplated hereby and thereby shall not, require either the Company or the Stockholder to obtain any consent, license, permit, approval, waiver, authorization, or order of, or to make any filing with or notification to, (i) any governmental or regulatory authority, foreign or domestic (federal, state, or local) (collectively, "Governmental Entities") or (ii) any party to any Contract.

      Section 3.6 Permits; Compliance. The Company is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals, and orders necessary to own, lease, and operate its properties and to carry on its business as it is now being conducted and currently proposed to be conducted (collectively, the "Company Permits"), and there is no action, proceeding, or investigation pending or, to the knowledge of the Stockholder, threatened regarding suspension or cancellation of any of the Company Permits. Except for instances that would not have a Material Adverse Effect on the Company, the Company is not in conflict with or in default or violation of (a) any Law applicable to the Company or by or to which any of its properties is bound or to which it may be subject or (b) any of the Company Permits. Neither the Stockholder nor the Company has received any written notice with respect to possible conflicts, defaults, or violations of Laws from any Governmental Entity.

      Section 3.7    Financial Statements.

           (a) The Company has delivered to Buyer the Company's (i) audited balance sheet as of December 31, 2005 (the "Balance Sheet") and the related income statement and cash flow statement for the period ended December 31, 2005, (ii) unaudited balance sheet as of February 28, 2006 and the related income statement and cash flow statement for the two-month period ended February 28, 2006, and (iii) any notes relating thereto (collectively, the "Financial Statements"). The Financial Statements are attached hereto as
 Schedule 3.7 of the Disclosure Schedule, are complete and correct in all material respects and have been prepared in accordance with GAAP consistently applied. The Financial Statements present fairly the financial condition, operating results and cash flows of the Company as of the dates and during the periods indicated therein. Except to the extent reflected or reserved against or disclosed in the Financial Statements, or as listed on
 Schedule 3.7(a) of the Disclosure Schedule, the Company has no liabilities or obligations of any kind, known or unknown, whether accrued, absolute, contingent or otherwise, other than liabilities incurred in the ordinary course of business consistent with past practices of the Company since December 31, 2005 that will be reflected on the Closing Balance Sheet to be prepared and presented to the Stockholder and Buyer after the Closing in accordance with Section 2.5 hereof.

           (b) No part of any receivable or other amount shown or reflected in the Financial Statements as being due to the Company has been written off, written down, waived or released for an amount less than the book value by the Company.

           (c) Since December 31, 2004, the Company's business has not been materially affected by the loss of any customer, or of any source of supply or by the cancellation or loss of any order or contract nor, to the Stockholder's knowledge, are there any circumstances likely to lead thereto.

           (d) The Company and the Stockholder have disclosed to Buyer (i) all significant deficiencies known to the Company and the Stockholder in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data and has identified for Buyer any material weaknesses in internal controls, and, (ii) to the Stockholder's knowledge any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's disclosure controls and procedures.

           (e) The Company and the Stockholder have disclosed on Schedule 3.7(e) of the Disclosure Schedule any significant changes in internal controls or in other factors that could significantly affect internal controls during or subsequent to any of the periods covered by the Financial Statements, including any corrective actions taken with regard to significant deficiencies and material weaknesses.

      Section 3.8 Absence of Certain Changes. Since December 31, 2005, except as set forth on Schedule 3.8 of the Disclosure Schedule, and except for transactions contemplated by this Agreement, the Company has conducted its business only in the ordinary course and consistent with past practice, and has not:

           (a)  suffered any Material Adverse Effect;

           (b) incurred any liabilities or obligations (absolute, accrued, contingent or otherwise) except current liabilities incurred and liabilities under contracts entered into in the ordinary course of business and consistent with past practice (including obligations or liabilities arising from one transaction or a series of related or similar transactions, and all periodic installments or payments under any lease or other agreement providing for periodic installments or payments, as a single obligation or liability), or increased, or experienced any change in any assumptions underlying or methods of calculating any bad debt, contingency or other reserves;

           (c) declared, set aside or paid any non-cash dividend or distribution in respect of shares of Company Common Stock or other securities of the Company or redeemed, purchased or otherwise acquired any shares of Company Common Stock or other securities of the Company;

           (d) issued, delivered, or sold, or authorized the issuance, delivery or sale of, any share of Company Common Stock or any option or rights with respect thereto, or modification or amendment of any right of any holder of outstanding shares of Company Common Stock or options with respect thereto;

           (e) paid, discharged or satisfied any claims, liabilities or obligations (absolute, accrued, contingent, known or unknown, or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities or obligations reflected or reserved against in the Balance Sheet or incurred in the ordinary course of business and consistent with past practice since December 31, 2005;

           (f) permitted or allowed any of the assets or properties of the Company to be subjected to any Encumbrance except for (i) warehousemen's, mechanics', materialmen's, repairmen's or other like liens arising in the ordinary course of business consistent with past practice securing sums which are not overdue, (ii) pledges or deposits to secure obligations under worker's compensation laws or similar legislation, (iii) deposits to secure public or statutory obligations of the Company or (iv) deposits to secure surety, appeal or customs bonds in the ordinary course of business consistent with past practice (collectively "Permitted Liens");

           (g) written down the value of any inventory or written off as uncollectible any notes or accounts receivable with a value greater than $25,000;

           (h) canceled any debts, or waived any claims or rights of substantial value;

           (i) sold, transferred or otherwise disposed of any of its properties or assets, except in the ordinary course of business and consistent with past practice;

           (j) disposed of or permitted to lapse any rights to the use of any patent, trademark, trade name or copyright, or disposed of or disclosed to any Person other than an Affiliate any invention, discovery, know-how, trade secret, formula, process or other intellectual property not theretofore a matter of public knowledge;

           (k) granted any general increase in the compensation of employees of the Company (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any employee of the Company in excess of merit increases consistent with past practice, and no such increase is customary on a periodic basis or required by agreement or understanding;

           (l) made any capital expenditure or commitment for capital expenditures, other than those capital expenditures or commitments that have been paid in full;

           (m) made any change in any method of accounting or accounting practice or failed to maintain the books and records of the Company in the ordinary course of business and consistent with past practice;

           (n) failed to maintain any of its properties or equipment in good operating condition and repair, subject to ordinary wear and tear;

           (o) failed to maintain in full force and effect all existing policies of insurance at least at such levels as were in effect prior to such date or canceled any such insurance or, to its knowledge, taken or failed to take any action that would enable the insurers under such policies to avoid liability for claims arising out of occurrences prior to the Closing; or

           (p) agreed in writing or otherwise to take any action with respect to any of the matters described in this Section 3.8.

      Section 3.9    Litigation.

           (a) Except as set forth in Schedule 3.9(a) of the Disclosure Schedule, there is no action, suit, claim, investigation or proceeding, whether at Law or in equity (a "Claim"), pending or, to the knowledge of the Stockholder, threatened that questions the validity of this Agreement or the Ancillary Agreements or any action taken or to be taken by the Company or the Stockholder in connection with the consummation of the transactions contemplated hereby or thereby or which seeks to prohibit, enjoin or otherwise challenge any of the transactions contemplated hereby or thereby.

           (b) Schedule 3.9(b) of the Disclosure Schedule sets forth an accurate and complete list, and a brief description (setting forth the names of the parties involved, the court or other Governmental Entity involved, the relief sought and the substantive allegations and the status thereof), of each Claim pending or, to the knowledge of the Stockholder, threatened against or affecting the Company or the Stockholder. None of the pending or threatened Claims set forth on Schedule 3.9(b) of the Disclosure Schedule, if adversely determined, would individually or in the aggregate, result in a Material Adverse Effect. To the knowledge of the Stockholder no event has occurred and no circumstance, matter or set of facts exist which would constitute a valid basis for the assertion by any third party of any Claim, other than those listed on Schedule 3.9(b) of the Disclosure Schedule. Except as set forth in Schedule 3.9(b) of the Disclosure Schedule, there is no outstanding or, to the knowledge of the Stockholder, threatened judgment, injunction, judgment, order or consent or similar decree or agreement (including, without limitation, any consent or similar decree or agreement with any Governmental Entity) against, affecting or naming the Company or the Stockholder.

           (c)  To the Stockholder's knowledge, except as disclosed in
 Schedule 3.9(c) of the Disclosure Schedule, there is no claim (whether based on statute, negligence, breach of warranty, strict liability or any other theory) pending or, to the knowledge of the Stockholder, threatened relating directly or indirectly to any product manufactured or sold, or any services performed, by the Company.

      Section 3.10   Employee Benefit Plans; Labor Matters.

           (a) Set forth in Schedule 3.10(a) of the Disclosure Schedule is a complete and correct list of all "employee benefit plans" (as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all plans or policies providing for "fringe benefits" (including, without limitation, vacation, paid holidays, personal leave, employee discount, educational benefit, or similar programs), and each other bonus, incentive, compensation, deferred compensation, profit sharing, stock, severance, retirement, health, life, disability, group insurance, employment, stock option, stock purchase, stock appreciation right, supplemental unemployment, layoff, consulting, or any other similar plan, agreement, policy, or understanding (whether written or oral, qualified or nonqualified, currently effective or terminated), and any trust, escrow, or other agreement related thereto that (i) is or has been established, maintained, or contributed to by the Company or any ERISA Affiliate (as hereinafter defined) or with respect to which the Company or any ERISA Affiliate has any liability, or
 (ii) provides benefits, or describes policies or procedures applicable, to any officer, employee, director, former officer, former employee, or former director of the Company or any ERISA Affiliate, or any dependent thereof, regardless of whether funded (each, an "Employee Plan", and collectively, the "Employee Plans"). For purposes of this Agreement, "ERISA Affiliate" means, as appropriate, the Company and each Person or other trade or business, whether or not incorporated, that is or has been treated as a single employer or controlled group member with each pursuant to Section
 414 of the Internal Revenue Code of 1986, as amended (the "Code"), or ERISA
 Section 4001.

           (b) No written or oral representations have been made to any employee or officer or former employee or officer of the Company promising or guaranteeing any coverage under any employee welfare plan for any period of time beyond the end of the current plan year (except to the extent of coverage required under Code Section 4980B), and no Employee Plan provides benefits to any employee of the Company, any ERISA Affiliate, or any employee's dependents after the employee terminates employment other than as required by Law. The consummation of the transactions contemplated by this Agreement shall not accelerate the time of payment or vesting, or increase the amount of compensation (including amounts due under Employee Plans) due to any employee, officer, former employee, or former officer of the Company.

           (c) Except as set forth on Schedule 3.10(c) of the Disclosure Schedule, all employees of the Company are terminable at will, and to the knowledge of the Stockholder, there are no binding commitments, written or oral, to any present or former director, officer, agent, or employee concerning his or her term, condition, or benefits of employment by the Company other than as set forth in Schedule 3.10(c) of the Disclosure Schedule.

           (d) With respect to each Employee Plan, the Stockholder has furnished to Buyer true, correct, and complete copies (to the extent applicable or existing) of (i) the plan documents and summary plan description; (ii) the most recent determination letter received from the Internal Revenue Service (the "IRS"); (iii) the annual reports required to be filed for the two most recent plan years of each such Employee Plan;
 (iv) all related trust agreements, insurance contracts, or other funding agreements that implement such Employee Plan; and (v) all other documents, records, or other materials related thereto requested by Buyer.

           (e) Set forth on Schedule 3.10(e) of the Disclosure Schedule is a complete list of all employee pension benefit plans maintained by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate contributes or has any liability ("Employer Contribution Plans"). Each Employer Contribution Plan meets the qualification requirements of the Code in form and operation, and such Employer Contribution Plan, and each trust (if any) forming a part thereof, have received a favorable determination letter from the IRS as to the qualification under the Code of such Employer Contribution Plan and the tax-exempt status of such related trust, and, to the knowledge of the Stockholder, nothing has occurred since the date of such determination letter that could be expected to adversely affect the qualification of such Employer Contribution Plan or the tax-exempt status of such related trust.

           (f) Neither the Company, nor any ERISA Affiliate, nor any plan fiduciary of any Employee Plan, has engaged in any transaction in violation of Section 406(a) or (b) of ERISA or any "prohibited transaction" (as defined in Section 4975(c)(1) of the Code) that could subject the Company, any ERISA Affiliate, or Buyer to any Taxes, penalties, or other liabilities resulting from such prohibited transaction. No condition exists that would subject the Company, any ERISA Affiliate, or Buyer to any excise tax, penalty tax, or fine related to any Employee Plan.

           (g) There are no agreements that shall or may provide payments to any officer, employee, stockholder, or highly compensated individual that shall be "parachute payments" under Code Section 280G that are nondeductible to the Company, or subject to Tax under Code Section 4999 for which the Company or any ERISA Affiliate would have withholding liability.

           (h) There is no Employee Plan that is or was subject to Part 3 of Title I of ERISA or Title IV of ERISA; each Employee Plan has been operated in all material respects in compliance with ERISA, the Code, and all other applicable Laws; none of the Employee Plans is or was a "multiple employer plan" or "multi-employer plan" (as described or defined in ERISA or the Code), nor has the Company or any ERISA Affiliate ever contributed or been required to contribute to any such plan; there are no material unfunded liabilities existing under any Employee Plans; and each Employee Plan that has not been terminated could be terminated as of the Closing Date without any material liability to Buyer, the Company, or any ERISA Affiliate. All required contributions to the Employee Plans have been made timely.

           (i) The Company is not now (nor has ever been) a party to any collective bargaining or other labor union contract, and the Company is not in negotiations concerning a collective bargaining agreement. The Company is in material compliance with all applicable Laws respecting employment, employment practices, and wages and hours. There is no pending or, to the knowledge of the Stockholder, threatened labor dispute, strike, or work stoppage against the Company that may interfere with the business activities of the Company. Neither the Company nor any of its representatives or employees has committed any unfair labor practices in connection with the operation of the Company's business, and there is no pending or, to the knowledge of the Stockholder, threatened charge or complaint against the Company by the National Labor Relations Board or any comparable Governmental Entity.

           (j) Schedule 3.10(j) of the Disclosure Schedule sets forth, and the Stockholder has provided to Buyer true and correct copies of, each of the following with respect to the Company: (i) all employment agreements with officers or employees; (ii) any severance agreements, programs, policies, plans, or arrangements, whether or not written; (iii) all agreements with consultants obligating the Company to make annual cash payments in an amount exceeding $10,000; and (iv) all non-competition agreements.

           (k) The Company has not amended or taken any other action with respect to any of its Employee Plans or any of the plans, programs, agreements, policies, or other arrangements described in this Section 3.10 since December 31, 2005.

      Section 3.11   Taxes.

           (a) All returns and reports (the "Tax Returns") of or with respect to any Tax that are required to be filed by or with respect to the Company or its business or activities have been duly and timely filed. All Taxes that have been or are due have been timely paid in full, except Taxes that are being contested in good faith by appropriate proceedings and for which the Company shall have set aside on its books adequate reserves. The Company is not subject to taxation by any jurisdiction where it does not file Tax Returns, except where the failure to do so would not have a Material Adverse Effect on the Company. All withholding Tax requirements imposed on or with respect to the Company have been satisfied in full in all respects. No penalty, interest, or other charge is due with respect to the late filing of any such Tax Return or late payment of any such Tax.

           (b) Except as set forth on Schedule 3.11(b) of the Disclosure Schedule, there is not in force any extension of time with respect to the due date for the filing of any Tax Return of or with respect to the Company nor any waiver or agreement for any extension of time for the assessment, collection, or payment of any Tax of or with respect to the Company.

           (c) There are no pending audits, actions, proceedings, investigations, disputes, or claims with respect to or against the Company for or with respect to any Taxes; no assessment, deficiency, or adjustment has been assessed or proposed with respect to any Tax Return of or with respect to the Company; and, to the knowledge of the Stockholder, there is no reasonable basis on which any claim for material Taxes can be asserted against the Company, other than those disclosed (and to which are attached true and complete copies of all audit or similar reports) on Schedule 3.11(c) of the Disclosure Schedule. The Stockholder has delivered to Buyer correct and complete copies of all Tax Returns, examination reports, and statements of any deficiencies assessed against or agreed to by the Company during the past five years.

           (d) Neither the Company nor the Stockholder is a party to any written Tax allocation or sharing agreements or any unwritten Tax allocation or sharing arrangements. The Company is not liable for the Taxes of any Person under federal, state, foreign, or local Law as a transferee, successor, by contract, or otherwise.

           (e) Except for inchoate statutory liens for current Taxes not yet due, no liens for Taxes exist upon the assets of the Company.

           (f) The Company shall not be required to include any amount in income for any taxable period beginning after December 31, 2005 as a result of a change in accounting method for any taxable period ending on or before December 31, 2005 or pursuant to any agreement with any Tax authority with respect to any such taxable period.

           (g) Except as set forth on Schedule 3.11(g) of the Disclosure Schedule, no property of the Company is held in an arrangement for which partnership Tax Returns are being filed, and the Company does not own any interest in any controlled foreign corporation (as defined in Section 957 of the Code), passive foreign investment company (as defined in Section 1296 of the Code), foreign trust, or other Person the income of which is required to be included in the income of the Company.

           (h) No property of the Company is "tax-exempt use property" (within the meaning of Section 168(h) of the Code) or "tax-exempt bond financed property" (within the meaning of Section 168(g)(5) of the Code).

           (i) Except as set forth on Schedule 3.11(i) of the Disclosure Schedule, none of the transactions contemplated by this Agreement shall result in any Tax liability or the recognition of any item of income or gain to the Company.

           (j) The Company has not made an election under Section 341(f) of the Code, and it is not a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).

      Section 3.12 Certain Business Practices. To the knowledge of the Stockholder, neither the Company nor any director, officer, stockholder, agent, or employee of the Company has: (a) used any funds on behalf of the Company for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (c) made any other unlawful payment.

      Section 3.13 Brokers; Other Transactions. No broker, finder, or investment banker is entitled to any brokerage, finders, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or the Stockholder. The Stockholder is not a party or subject to any actual or prospective agreement, arrangement, or understanding, written or oral, express or implied, involving any transaction that is inconsistent with the Stockholder's execution and delivery of this Agreement.

      Section 3.14 Insurance. Schedule 3.14 of the Disclosure Schedule lists all insurance policies currently in effect under which the Company is a beneficiary or an insured. As of the date of this Agreement, the Stockholder is not aware of any notice that any of the policies listed on
 Schedule 3.14 of the Disclosure Schedule have been or shall be canceled prior to its scheduled termination date, or would not be renewed substantially on the same terms now in effect if the insured party requested renewal or has received notice from any of its insurance carriers that any insurance premiums shall be subject to increase in an amount materially disproportionate to the amount of the increases with respect thereto (or with respect to similar insurance) in prior years. The Company is not in default under any such policy and all premiums due and payable with respect to such coverage have been paid or accrued.

      Section 3.15 Properties, Contracts; Leases and Other Agreements; Bank Accounts.

           (a) The Company has good and valid title to, or a valid leasehold interest in, all of the properties and assets owned by it or used in the operation of the Company's business, including, without limitation, each item of equipment and other personal property, tangible, intangible or otherwise, included as an asset in the Balance Sheet (other than inventory and equipment disposed of in the ordinary course of business since December 31, 2005) and to each item of personal property, acquired since December 31, 2005, free and clear of any Encumbrances except (x) Permitted Liens, and (y) as set forth in Schedule 3.15(a) of the Disclosure Schedule. Schedule 3.15(a) of the Disclosure Schedule contains a detailed list as of December 31, 2005 of all machinery, equipment, vehicles, furniture and other personal property owned or used by the Company in the operation of its business, having an original cost of $10,000 or more.

           (b) The Company does not own any real estate. All leasehold interests for real property and any material personal property used by the Company in its business are held pursuant to lease agreements which are valid and enforceable in accordance with their terms, the agreements for which are listed on Schedule 3.15(b) of the Disclosure Schedule. To the knowledge of the Stockholder, all such properties comply in all material respects with all applicable private agreements (to which the Company is a party), zoning requirements and other Laws relating thereto and there are no condemnation proceedings pending or, to the knowledge of the Stockholder, threatened with respect to such properties. The Company has not assigned or subleased its interests under such leases or the assets covered thereby. Each such lease has been duly and validly executed, is in full force and effect and constitutes the valid and binding agreement of the Company thereto.

           (c) Except as set forth on Schedule 3.15(c) of the Disclosure Schedule, and excluding trade accounts payable incurred in the ordinary course of business and payable to Persons other than Affiliates of the Company, the Company does not have any liabilities for borrowed funds, extensions of credit or other advances that are subject to repayment whether pursuant to a written agreement, oral understanding or course of conduct, and whether reflected on the Financial Statements as indebtedness, accounts payable or otherwise, and any such liability set forth on Schedule 3.15(c) of the Disclosure Schedule may be prepaid at any time without premium or penalty.

           (d) Except as set forth in Schedule 3.15(d) of the Disclosure Schedule, the Company is not currently a party to any agreements, contracts or commitments relating to the acquisition of the assets or capital stock of any other business enterprise.

           (e) Except as set forth in Schedule 3.15(e) of the Disclosure Schedule, the Company is not a party to any agreements, loans, contracts, leases, guarantees, letters of credit, lines of credit or commitments of the Company not referred to elsewhere in this Agreement which:

                (i) involve potential payments by the Company or incurring by the Company of costs or obligations, of more than $10,000 in the aggregate;

                (ii)  involve payments based on profits of the Company;

                (iii) relate to the future purchase of goods or services in excess of the requirements of the business of the Company at current levels or for normal operating purposes;

                (iv) include powers of attorney or grants of agency by the Company;

                (v) cannot be canceled by the Company without penalty or premium on no more than 30 days notice;

                (vi)  were not made in the ordinary course of business; or

                (vii) otherwise materially affect the business of the Company or financial condition of the Company.

           (f) Except as set forth in Schedule 3.15(f) of the Disclosure Schedule, no current contracts material to the business of the Company are terminable or are subject to modification by reason of the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements and the Company has not received notice of any potential termination or modification of such contracts.

           (g) Except as set forth in Schedule 3.15(g) of the Disclosure Schedule, to the knowledge of the Stockholder, the Company is not in default, technical or otherwise, of any real estate lease, equipment lease, loan or credit agreement, or any other contract or agreement to which the Company is a party , and to the knowledge of the Stockholder no event or condition has occurred or exists which, with the passage of time, giving of notice or both, would cause any party to be in default thereunder.

           (h) Set forth on Schedule 3.15(h) of the Disclosure Schedule is an accurate and complete list showing the name and address of each bank, securities broker, mutual fund, investment company, investment adviser or other financial institution or similar Person with which the Company has an account, including the account or box number and the names of all Persons authorized to draw thereon or have access thereto.

           (i) Except as set forth on Schedule 3.15(i) of the Disclosure Schedule all material contracts and agreements to which the Company is a party ("Contracts") (i) are valid and enforceable in accordance with their respective terms, subject to the general principles of equity, regardless of whether considered in a proceeding in equity or at law; (ii) no Default (as hereinafter defined) exists under any Contract either by the Company or, to the knowledge of the Stockholder, by any other party thereto; (iii) neither the Company nor the Stockholder is aware of the assertion by any third party of any claim of Default or breach under any of the Contracts; and (iv) neither the Company nor the Stockholder has knowledge of any present intention on the part of any significant currently existing customer or supplier or other business partner of the Company to either (A) terminate or significantly adversely change its current existing business relationship with the Company either now or in the foreseeable future, or (B) fail to renew or extend its current existing business relationship with the Company at the end of the term of any existing contractual arrangement such entity may have with the Company. For purposes of this Agreement, the term "Default" means, with respect to any Contract, (x) any material breach of or default under such Contract, (y) any event, other than the normal passage of time, which would (either with or without notice or lapse of time or both) give rise to any right of termination, cancellation or acceleration of any obligation to repay with respect to such Contract, or (z) any event, other than the normal passage of time, which would result in either a significant increase in the obligations or liabilities of, or a loss of any significant benefit to, the party in question under such Contract.

           (j) Set forth on Schedule 3.15(j) of the Disclosure Schedule is an accurate and complete list showing all Contracts whereby the Company is providing products or services of any kind to a third party where the value of such Contract equals or exceeds $25,000.

           (k) Except as set forth on Schedule 3.15(k) of the Disclosure Schedule, the Company has not granted any right of first refusal or similar right in favor of any third party with respect to any material portion of its properties or assets or entered into any non-competition agreement or similar agreement restricting its ability to engage in any business in any location.

      Section 3.16 Intellectual Property. Schedule 3.16 of the Disclosure Schedule sets forth a complete and correct list of each patent application, trademark (whether or not registered), trademark application, trade name, service mark, copyright and other proprietary intellectual property (including, without limitation, proprietary computer software, whether in object or source form) owned or used by the Company (the "Company Intellectual Property"). To the knowledge of the Stockholder, the Company Intellectual Property, if any, is valid and enforceable, and the Company has the exclusive right to use such Company Intellectual Property. To the knowledge of the Stockholder, the current use by the Company of such Company Intellectual Property, if any, does not infringe the rights of any other Person, and no other Person is infringing the rights of the Company in any such Company Intellectual Property.

      Section 3.17   Environmental Matters.  Except for matters disclosed in
 Schedule 3.17 of the Disclosure Schedule: (a) the properties, operations, and activities of the Company comply currently with, and have at all times complied, in all material respects with, all applicable Environmental Laws (as hereinafter defined); (b) the Company (or its properties or operations) is not subject to any existing, pending, or, to the knowledge of the Stockholder, threatened action, suit, claim, investigation, inquiry, or proceeding by or before any Governmental Entity under any Environmental Law; (c) there are no physical or environmental conditions existing on any property used by the Company or resulting from any of its operations or activities, past or present, at any location, that would give rise to any on-site or off-site remedial obligations or other liabilities imposed under any Environmental Laws or that would affect the soil, groundwater, surface water, or human health; (d) to the knowledge of the Stockholder, there has been no exposure of any Person or property to hazardous substances or any pollutant or contaminant, nor has there been any release of hazardous substances or any pollutant or contaminant into the environment, by the Company or in connection with any of its properties or operations; and
 (e) the Stockholder has made available to Buyer all internal and external environmental audits and studies and all correspondence on environmental matters in the possession of the Company relating to any of its current or former properties or operations.

      For purposes of this Agreement, the term "Environmental Laws" means any and all Laws or orders of any Governmental Entity pertaining to health or the environment currently in effect in any and all jurisdictions in which the Company owns property or conducts business, including without limitation, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended; the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended; any state Laws implementing the foregoing federal laws; and all other environmental conservation or protection Laws. For purposes of this Agreement, the terms "hazardous substance" and "release" have the meanings specified in CERCLA and RCRA, and the term "disposal" has the meaning specified in RCRA; provided, however, that to the extent the Laws of the state in which the property is located establish a meaning for "hazardous substance," "release," or "disposal" that is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply.

      Section 3.18   Licenses; Etc.

           (a) Schedule 3.18(a) of the Disclosure Schedule contains a list and description of all currently effective material permits, licenses, and authorizations of and registrations and qualifications with, Governmental Entities and self-regulatory organizations applicable to the business of the Company.

           (b) Except as set forth on Schedule 3.18(b) of the Disclosure Schedule, none of the items required to be disclosed on Schedule 3.18(a) of the Disclosure Schedule is terminable as the result of, has increased rights or obligations as a result of, or becomes vested or accelerated by, or otherwise requires the consent or other approval of any other Person with respect to or as a result of, the transactions contemplated by this Agreement. The Company is in compliance in all material respects under all licenses and permits by which any of its properties or assets is bound and, to the knowledge of the Stockholder, (i) no event has occurred that constitutes a violation or breach of or a default (with the passage of time or the giving of notice or both) in respect of any thereof, and (ii) each of the other parties thereto or bound thereby has performed all the obligations required to be performed by it to date and is not in default thereunder. Each of the items required to be disclosed in Schedule 3.18(a) of the Disclosure Schedule is in full force and constitutes a legal, valid, and binding obligation of the Company and the other parties thereto, enforceable in accordance with its terms, subject to the general principles of equity, regardless of whether considered in a proceeding in equity or at law.
 Except as set forth on Schedule 3.18(b) of the Disclosure Schedule, the Stockholder does not know of any material client or customer that intends to terminate its relationship with the Company as a result of the consummation of the transactions contemplated by this Agreement or any of the related transactions. True and complete copies of all items required to be disclosed on Schedule 3.18(a) of the Disclosure Schedule have been delivered to Buyer.

      Section 3.19 Contracts to Acquire an Interest in the Company. Other than this Agreement, there are no contracts, agreements, understandings, or other rights, whether written or oral, granted by the Company or the Stockholder to any Person pursuant to which such Person may be entitled to receive an equity interest in the Company or any payment with respect thereto.

      Section 3.20   Employees.

           (a) Schedule 3.20(a) of the Disclosure Schedule sets forth an accurate, correct, and complete list of all employees of the Company as of the Execution Date, including name, title or position, the present annual compensation or wage rate, any interests in any bonus or incentive compensation plan, and any other perquisite or form of non-cash compensation. To the knowledge of the Stockholder, no employee is subject to a non-competition or any other form of agreement, whether written or oral, that would prevent such employee from continuing as an employee of the Company or Buyer, as the case may be, upon consummation of the transactions contemplated by this Agreement or devoting his or her full talents, knowledge, and efforts to the Company or Buyer, as the case may be, upon consummation of the transactions contemplated by this Agreement.

           (b) Schedule 3.20(b) of the Disclosure Schedule sets forth an accurate and complete list of all loans, debts, and other obligations (collectively, "Employee Loans") owed by any employee of the Company that shall remain outstanding after the Closing.

      Section 3.21 Securities Law Matters. The Stockholder represents and warrants to Buyer the following:

           (a) Stockholder is an "accredited investor" as that term is defined in Rule 501 of Regulation D under the Securities Act.

           (b) Stockholder, by reason of its business and financial experience, has the capacity to protect its interests in investments in illiquid securities such as the Buyer Shares. Stockholder has carefully evaluated its financial resources and investment position and the risks associated with an investment in the Buyer Shares and is able to bear the economic risk of such investment. Stockholder has adequate means for providing for its current needs and contingencies and has no need for liquidity in this investment. Stockholder's overall commitment to investments that are not readily marketable is not disproportionate to its net worth and Stockholder's investment in the Buyer Shares shall not cause such overall commitment to become excessive.

           (c) Stockholder has reviewed the merits of an investment in the Buyer Shares with tax and legal counsel and an investment advisor to the extent deemed advisable by Stockholder. Stockholder acknowledges that it has been given a full opportunity to ask questions of and to receive answers from the officers, agents, and representatives of Buyer concerning the terms and conditions of the investment and the business of Buyer and to obtain such other information as desired in order to evaluate an investment in the Buyer Shares. Stockholder further acknowledges that it has relied solely upon its own independent investigations, and has received no representation or warranty from Buyer or any of its Affiliates, employees, or agents, other than as set forth herein. Stockholder further acknowledges and understands that no federal or state Governmental Entity has made any finding or determination as to the fairness of an investment in, or any recommendation or endorsement of, the Buyer Shares.

           (d) Stockholder understands that the Buyer Shares to be issued pursuant to this Agreement shall constitute "restricted securities" within the meaning of Rule 144 under the Securities Act and may not be sold, pledged, or otherwise transferred in the absence of an effective registration statement pertaining thereto under the Securities Act and under any applicable state securities laws or an exemption from the registration requirements thereof. Stockholder further understands that each certificate representing the Buyer Shares shall bear substantially the legend set forth in Section 2.6(b) above.

           (e) Stockholder acknowledges and agrees that the acquisition of Buyer Shares shall be solely for Stockholder's account, and not for the account of any other Person or with a view to any resale or distribution thereof. Stockholder understands that the Buyer Shares have not been registered under the Securities Act, or the securities laws of certain states, in reliance upon specific exemptions from registration thereunder, and agrees that the Buyer Shares may not be sold, offered for sale, transferred, pledged, hypothecated or otherwise disposed of except in compliance with the Securities Act and applicable state securities laws. Stockholder further understands that, except as specifically set forth in this Agreement, Buyer has no obligation to cause the Buyer Shares to be registered under the Securities Act or to comply with any exemption under the Securities Act.

           (f) Stockholder understands that the representations and warranties set forth in this Section 3.21 are being provided to determine whether the Buyer Shares may be issued to Stockholder pursuant to Section 4(2) of the Securities Act and similar exemptions under applicable state securities laws. Stockholder shall notify Buyer immediately of any change in any such information occurring prior to the Closing.

      Section 3.22 Debt Owed to Stockholder. As of the Execution Date, there are no outstanding loans or other debt obligations due to the Stockholder from the Company, and all debt obligations owed by the Company to the Stockholder prior to Closing shall have been forgiven by the Stockholder prior to the Closing Date.

      Section 3.23 Accounts Receivable. All accounts receivable of the Company that are reflected on the Balance Sheet or on the accounting records of the Company as of the Execution Date (collectively, the "Accounts Receivable") represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business of the Company. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Balance Sheet or on the accounting records of the Company as of the Closing Date (which reserves are adequate and calculated consistent with past practice in accordance with GAAP). There is no contest, claim, or right of set-off that are not reserved for under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable, as so reserved. Schedule 3.23 of the Disclosure Schedule contains a complete and accurate list of all Accounts Receivable as of the date of the Balance Sheet, which list sets forth the aging of such Accounts Receivable.

      Section 3.24 Inventory. All inventory of the Company consists of a quality and quantity usable and salable in the ordinary course of business of the Company, except for obsolete items and items of below standard quality, all of which have been written off or written down to net realizable value in the Balance Sheet or on the accounting records of the Company as of the Execution Date, as the case may be. All inventories not written off have been priced at the lower of cost or market on a first in, first out basis. Schedule 3.24 of the Disclosure Schedule contains a complete and accurate list of all inventory of the Company as of the date of the Balance Sheet.

      Section 3.25   No Undisclosed Liabilities.  Except as set forth in
 Schedule 3.25 of the Disclosure Schedule, the Company has no liabilities or obligations of any nature, except for (i) liabilities or obligations reflected or reserved against in the Balance Sheet, and (ii) current liabilities incurred in the ordinary course of business of the Company since the respective dates thereof, none of which are material.

      Section 3.26 Ownership of Company Shares. The Company Shares are owned of record and beneficially by the Stockholder and constitute all of the securities owned of record or beneficially by the Stockholder and the Stockholder has the right to sell, assign, transfer and deliver the Company Shares. The Stockholder has sole voting power and sole dispositive power with respect to all of the Company Shares. All of the Company Shares are free and clear of all Encumbrances. As of the Closing, the Stockholder has, and shall have as of the Closing Date, the ability to vote all of the Company Shares entitled to vote on this Agreement and the transactions contemplated hereby. Upon the Closing, Buyer will acquire good and valid title to the Company Shares free and clear of any Encumbrances.

      3.27 Relationships with Affiliates.

           (a) Except as set forth in reasonable detail on Schedule 3.27(a) of the Disclosure Schedule, no officer, director or employee of the Company or the Stockholder or any of their respective Affiliates, or any immediate family member of any of the foregoing, provides or causes to be provided to the Company any assets, services or real property facilities, and the Company does not provide or cause to be provided to any such officer, director, employee, Stockholder or Affiliate, or any immediate family member of any of the foregoing, any assets, services or real property facilities. Except as set forth in reasonable detail on Schedule 3.27(a) of the Disclosure Schedule, neither the Stockholder nor any of its Affiliates (other than the Company) has any interest of any nature in any of the assets used in connection with the operation of (or otherwise related to) the business of the Company.

           (b) Schedule 3.27(b) of the Disclosure Schedule sets forth a true and complete list and brief description of all Contracts pursuant to which the Stockholder or any of the Company's officers, directors or employees, or their respective Affiliates or immediate family members, (i) have a pecuniary interest in any supplier, vendor or customer of the Company or any Person with which the Company is in competition (excluding shares of publicly traded stock or securities aggregating less than three percent of the outstanding shares thereof), (ii) is indebted to the Company, (iii) is a party to any non-employment related Contract or transaction with the Company, or (iv) have any debts, liabilities or obligations guaranteed by the Company, or the Company is a surety or accommodation party with respect thereto.

      Section 3.28 Accuracy of Information. Neither the representations or warranties of the Stockholder in this Agreement nor any statement contained in the Disclosure Schedule, certificates or other written statements and information furnished to Buyer or its representatives by or on behalf of the Stockholder or the Company in connection with the negotiation, execution and delivery of this Agreement and the Ancillary Agreements, and the transactions contemplated hereby and thereby contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained herein and therein, in light of the circumstances under which such statements are made, not misleading. As of the Execution Date, to the Stockholder's knowledge, there is no material fact relating to the business, operations, financial condition or prospects of the Company that has not been set forth or referred to in this Agreement, the Ancillary Agreements or the Disclosure Schedule, certificates, statements or information heretofore furnished to Buyer.


                                  ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer hereby represents and warrants to the Stockholder as follows:

      Section 4.1 Organization. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, and is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified and in good standing would affect the validity or enforceability of this Agreement or would have a Material Adverse Effect on Buyer.

      Section 4.2 Authority. Buyer has all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements by Buyer and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of Buyer is necessary to authorize this Agreement and the Ancillary Agreements or to consummate the transactions contemplated hereby and thereby. This Agreement and the Ancillary Agreements have been duly executed and delivered by Buyer and, assuming the due authorization, execution, and delivery of this Agreement and the Ancillary Agreements by the Stockholder, constitute the legal, valid, and binding obligations of Buyer, enforceable in accordance with their respective terms, subject to the general principles of equity, regardless of whether considered in a proceeding in equity or at law.

      Section 4.3    No Conflict; Required Filings and Consents.

           (a) The execution and delivery of this Agreement and the Ancillary Agreements by Buyer do not, and the consummation of the transactions contemplated hereby and thereby shall not, (i) conflict with or violate the organizational and governing documents of Buyer, in each case as amended or restated as of the date of this Agreement (including, without limitation, the certificate of incorporation or bylaws); (ii) to the knowledge of Buyer, conflict with or violate any Laws applicable to Buyer or by which any of its properties is bound or subject; or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the properties or assets of Buyer pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which Buyer is a party or by or to which Buyer or any of its properties is bound or subject.

           (b) The execution and delivery of this Agreement and the Ancillary Agreements by Buyer does not, and the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements shall not, require Buyer to obtain any consent, license, permit, approval, waiver, authorization, or order of, or to make any filing with or notification to, any Governmental Entity.

      Section 4.4 Financial Ability to Close. Buyer, at Closing, shall have the financial ability to perform its obligations under this Agreement.

      Section 4.5 Public Filings. Buyer has made available to the Stockholder true and complete copies of its annual report on Form 10-KSB for the fiscal year ended October 31, 2005, its quarterly reports on Form 10-QSB for the fiscal quarter ended January 31, 2006, all current reports on Form 8-K filed since January 1, 2006, and its proxy statement in connection with the 2005 annual meeting of stockholders (collectively, the "SEC Documents") and shall make available to the Stockholder any similar SEC Documents filed with the SEC. As of their respective filing dates, each SEC Document complied, or shall comply, in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and as of their respective dates none of the SEC Documents contained, or shall contain, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      Section 4.6 No Material Adverse Change. There has been no material adverse effect on the business, operations, assets, financial condition, or results of operations of Buyer or its ability to consummate the transactions contemplated hereby since the annual report on Form 10-KSB for the period ended October 31, 2005, except as may be disclosed by Buyer in any SEC Document.

      Section 4.7 Securities Law Compliance. Assuming the representations and warranties of Stockholder set forth in Section 3.21 hereof are true and correct, the issuance of the Buyer Shares pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and all applicable state securities or "Blue Sky" laws. Buyer has given the Stockholder and its agents and representatives, and agrees to continue to give the Stockholder and its agents and representatives through the Closing Date, the opportunity to ask questions of, and receive answers from, executive officers of Buyer concerning Buyer and the Buyer Shares.


                                  ARTICLE V
                            PRE-CLOSING COVENANTS

      The parties agree as follows with respect to the period between the Execution Date and the Closing Date:

      Section 5.1 General. Each of Buyer and the Stockholder will use all commercially reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement.

      Section 5.2 Operation of Business. Stockholder and the Company shall use all commercially reasonable efforts to preserve substantially intact the Company's business organization and present relationships with its customers, suppliers and employees and to maintain all of its insurance currently in effect. Neither the Stockholder nor the Company will take any action that could reasonably be expected to have a Material Adverse Effect on the Company or the transactions contemplated by this Agreement and the Ancillary Agreements. From the Execution Date through the Closing Date, without the prior written consent of Buyer, neither the Company nor the Stockholder will engage in any practice, take any action, or enter into any transaction outside the ordinary course of the Company's business or inconsistent with past practice. Without limiting the generality of the foregoing:

           (a) The Company will not sell, lease, transfer, convey, assign or otherwise dispose of any interest in any assets, tangible or intangible, other than for a fair consideration in the ordinary course of the Company's business, or as contemplated by this Agreement.

           (b) The Company will not enter into any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) outside the ordinary course of the Company's business.

           (c) The Company will not accelerate, extend, materially modify, renew, terminate or cancel any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) involving more than $10,000 to which the Company is a party or by which it is bound outside the ordinary course of the Company's business, without the prior consent of Buyer.

           (d) The Company will not impose any Encumbrance upon any of its assets, tangible or intangible.

           (e) The Company will not make any capital expenditure (or series of related capital expenditures) outside the ordinary course of the Company's business.

           (f) The Company will not make any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans and acquisitions) outside the ordinary course of the Company's business.

           (g) The Company will not issue any note, bond or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation involving more than $10,000 in the aggregate.

           (h) The Company will not merge with any other Person, consolidate or sell or consent to the sale of any of the material assets of the Company or acquire any material assets outside the ordinary course of the Company's business.

           (i) The Company will not authorize or effect any change or amendment in the Company Governing Documents.

           (j) The Company will not declare or pay any dividend, or make any distribution to the Stockholder, or repurchase or redeem any of its outstanding capital stock.

           (k) The Company will not issue or sell any shares of capital stock of the Company or any other equity interest or any beneficial interest therein (including, without limitation, any options or warrants).

           (l) The Company will not, except as otherwise required by Law or consistent with past practices, take any action with respect to the grant of any severance or termination pay (other than pursuant to policies or agreements of the Company as the case may be, in effect on the Execution
 Date).

           (m) The Company will not make any change in the key management structure of the Company, including without limitation the hiring of additional officers or the termination of existing officers.

           (n)  The Company will not make any material Tax elections.

           (o) The Company will not fail to maintain any material asset in substantially its current state of repair, normal wear and tear excepted.

           (p) The Company will not make any material change in its accounting policies or practices.

           (q) The Company will not waive, settle or release any claim or cause of action.

           (r) The Company will not declare or issue any bonus or other such payments to, or increase the salary or wages of, whether or not in the ordinary course of the Company's business, any management or executive employees of the Company.

           (s)  The Company will not commit or agree to any of the foregoing.

      Section 5.3 Access to Information. Upon reasonable notice and subject to applicable Laws relating to the exchange of information, the Company and the Stockholder shall afford to the officers, employees, accountants, counsel and other representatives of Buyer, full access during normal business hours during the period prior to the Closing Date, and in a manner so as not to interfere with the normal business operations of the Company, to all of its properties, books, contracts, commitments and records for the purpose of updating any review of such items performed prior to the Execution Date and, during such period, the Stockholder and the Company shall make available all other information concerning its business, properties and personnel as Buyer may reasonably request. It is the intention of the parties hereto that Buyer shall conduct an examination of the Company prior to the Closing Date in order to confirm compliance with the representations, warranties and covenants set forth in this Agreement.

      Section 5.4 Notice of Developments. The Stockholder will give prompt written notice to the other parties of any material adverse development in the Company's business, operations, financial condition or results of operations. Each party hereto will give prompt written notice to the other party of any material adverse development causing a breach of any of such party's own representations and warranties set forth herein. No disclosure by any party pursuant to this Section 5.4 shall be deemed to amend or supplement any schedule hereto or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant, nor shall a decision to close the transactions contemplated hereby be considered a waiver in respect of any such matter.

      Section 5.5 Exclusivity. In light of the consideration given and the actions undertaken by Buyer prior to the execution of this Agreement, neither the Stockholder nor the Company will (a) solicit, initiate or actively encourage the submission of any proposal or offer from any Person relating to the acquisition of any material equity interest in, or any substantial portion of the assets, of the Company (including any acquisition structured as a merger, consolidation or share exchange) or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Stockholder will notify Buyer immediately if any Person makes any proposal or offer with respect to any of the foregoing.


                                  ARTICLE VI
                       COVENANTS; ADDITIONAL AGREEMENTS

      Section 6.1 Stockholder Release. Effective as of the Closing Date, the Stockholder, for the Stockholder and its officers, directors, employees, stockholders, agents, representatives, successors, and assigns, hereby fully and unconditionally releases and forever discharges and holds harmless the Company and each of its officers, directors, employees, stockholders, agents, representatives, successors, and assigns from any and all claims, demands, losses, costs, expenses (including reasonable attorneys' fees and expenses), obligations, liabilities, and/or damages (collectively, "Claims") of every kind and nature whatsoever, whether or not now existing or known, relating in any way, directly or indirectly, to the Company that the Stockholder may now have or may hereafter claim against the Company or any of its employees, officers, directors, successors, and assigns, arising prior to the Closing; provided, however, that the foregoing release does not in any way affect any Claims that the Stockholder may have that may arise under this Agreement or the Ancillary Agreements.

      Section 6.2 Consent of the Stockholder. For purposes of the state corporate law governing the Company, this Agreement constitutes the written consent of the Stockholder with respect to the sale of the Company Shares and the business of the Company to Buyer, approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

      Section 6.3 Information for Filings. Subject to the requirements of Section 4.3(b) herein, the Stockholder shall furnish Buyer with all information concerning the Stockholder and the Company as may be required for inclusion in any application or filing made by Buyer to any Governmental Entity in connection with the transactions contemplated by this Agreement.

      Section 6.4 Publicity. Buyer and the Stockholder shall cooperate with each other in the development and distribution of all news releases and other public disclosures relating to the transactions contemplated by this Agreement. Neither Buyer, on the one hand, nor Stockholder, on the other hand, shall issue or make, or allow to have issued or made, any press release or public announcement concerning the transactions contemplated by this Agreement without the advance approval in writing of the form and substance thereof by the other parties, unless otherwise required by applicable legal or stock exchange requirements.

      Section 6.5 Transaction Costs. Each of the Stockholder and Buyer shall pay all attorneys', accountants', finders', brokers', investment banking and other fees, costs and expenses incurred by such party in connection with the preparation, negotiation, execution, and performance of this Agreement or any of the transactions contemplated by this Agreement.

      Section 6.6    Non-Competition.

           (a) The Stockholder, Christopher Canfield and Michael Prachar (each, a "Non-Compete Party," and collectively, the "Non-Compete Parties") acknowledge and agree that this Agreement is entered into in connection with the sale of a business and that, as part of the consideration and as a material inducement for the execution of this Agreement and the purchase of the business, Buyer has required that the Non-Compete Parties enter into this Section 6.6. The Non-Compete Parties acknowledge and agree that Buyer would not enter into this Agreement or purchase the business absent the Non-Compete Parties' covenants contained in this Section 6.6. The Non-Compete Parties also acknowledge that Buyer's acquisition of the business includes the acquisition of special and confidential knowledge and information known only to the Non-Compete Parties regarding the business, including information regarding operations, plans, strategies, markets, methods of competing, customers and potential customers, vendors and potential vendors, suppliers, intellectual property, know-how, trade secrets, and other information, which knowledge and information would provide invaluable benefits to competitors and potential competitors of Buyer and the use, loss, dilution, or impairment of which by the Non-Compete Parties or any other Person could materially damage Buyer and the business acquired. The Non-Compete Parties also acknowledge that the nature of the business is not confined by geography and that current technology and business and communications methods enable and shall enable the Non-Compete Parties and their respective Affiliates to offer products and services and conduct business with customers and potential customers and other Persons having business dealings with Buyer related to the business without regard to geographic location.

           (b) Each of the Non-Compete Parties covenants and agrees that, for a period beginning on the Closing Date and ending on the second anniversary of the Closing Date (the "Non-Compete Applicable Date"), without the written permission of Buyer, such Non-Compete Party shall not, directly or indirectly, anywhere within the United States (the "Non-Compete Area"):
 (i) engage (whether as owner, partner, stockholder, investor, adviser, consultant, contracting party, or referring source, or otherwise) in any business that is substantially similar to or in competition with the business conducted by Buyer or its successors or Affiliates (including, without limitation, the Company) at any time prior to the Non-Compete Applicable Date (except that a Non-Compete Party may beneficially own less than three percent of the common equity of a publicly traded entity); (ii) solicit or attempt to solicit any competing business or competing employment from any Person that the Non-Compete Party or any Person that was employed by the Non-Compete Party called upon, solicited, or conducted business with prior to the Non-Compete Applicable Date, including, but not limited to, customers, clients, and prospective customers and clients of Buyer and its successors or Affiliates (including, without limitation, the Company), in each instance for the purpose of employing such services in a manner that competes with the business of Buyer as set forth in Section 6.6(b)(i); or
 (iii) recruit or hire, attempt to or assist in any attempt to recruit or hire, or discuss employment or hiring with, any Person who is an employee of Buyer or its successors or Affiliates (including, without limitation, the Company).

           (c) The Non-Compete Parties acknowledge that this Section 6.6 is necessary to protect the interests of Buyer and its Affiliates and that the restrictions and remedies contained in this Agreement are reasonable in light of the consideration and other value that the Non-Compete Parties have accepted pursuant to this Agreement. If any provision of this Section 6.6 should be found by any court of competent jurisdiction to be unreasonable by reason of its being too broad as to the period of time, territory, or scope, then, and in that event, such provision shall nevertheless remain valid and fully effective, but shall be considered to be amended so that the period of time, territory, or scope set forth herein shall be changed to be the maximum period of time, the largest territory, or the broadest scope, as the case may be, that would be found reasonable and enforceable by such court.

      Section 6.7    Confidential Information.

          (a) The Stockholder acknowledges that it and its officers, directors, stockholders, employees, agents and representatives, have had access to confidential information of the Company, and may in the future have access to information proprietary to, used by, or in the possession of Buyer and its Affiliates (including, without limitation, the Company), or any of their respective customers or not generally known in the industry, including, but not limited to, records regarding sales, price and cost information, marketing plans, trade secrets, know-how, computer programs, source code, intellectual property, customer names, customer lists, sales techniques, distribution plans or procedures, and other material relating to the business of Buyer and its Affiliates, including, without limitation, the Company (the "Confidential Information"), and for the Stockholder and for each Affiliate of the Stockholder (other than the Company), agrees for the period equivalent to the non-competition covenant in Section 6.6, not to use the Confidential Information other than for the sole benefit of Buyer or its Affiliates or to disclose such Confidential Information to any Person that is not an officer or employee (except that if, at such time, such Confidential Information is subject to a policy of Buyer or its Affiliates restricting disclosure to non-officers, Stockholder shall not disclose such information to non-officers) of Buyer at the time of such disclosure, without the prior written consent of Buyer; provided, however, that nothing herein shall prevent the Stockholder from disclosing any such information
 (i) pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, or otherwise as required by applicable Law or compulsory legal process, (ii) to the extent that such information becomes publicly available other than by reason of disclosure by Stockholder in violation of this paragraph, and (iii) to Stockholder's legal counsel and other experts or agents who are informed of the confidential nature of such information. The Stockholder further acknowledges that this covenant to maintain Confidential Information is necessary to protect the goodwill and proprietary interests of Buyer and its Affiliates (including, without limitation, the Company) and that the restriction against the disclosure of Confidential Information and the associated remedies are reasonable in light of the consideration and other value Stockholder has accepted pursuant to this Agreement.

          (b) The Stockholder agrees, upon the request of Buyer after the Closing Date, immediately to, at Stockholder's option, either destroy and certify the same in writing or surrender to Buyer all Confidential Information and all copies thereof and information containing Confidential Information in the Stockholder's possession or control as well as all other papers, documents, electronic media, or property of Buyer or its successors or Affiliates (including, without limitation, the Company) coming into the Stockholder's possession or control.

          (c) If any provision of this Section 6.7 should be found by any court of competent jurisdiction to be unreasonable by reason of its being too broad as to the period of time, territory, or scope, then, and in that event, such provision shall nevertheless remain valid and fully effective, but shall be considered to be amended so that the period of time, territory, or scope set forth shall be changed to be the maximum period of time, the largest territory, or the broadest scope, as the case may be, which would be found reasonable and enforceable by such court.

      Section 6.8 Further Assurances. Following the Closing, each party hereto agrees to cooperate fully with the other parties hereto and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party at that other party's cost to give effect to the transactions described herein and contemplated hereby. The Stockholder will use best efforts to cooperate with Buyer and to discuss the Financial Statements, the internal controls of the Company and the disclosure controls and procedures of the Company in connection with Buyer's efforts to comply with the rules and regulations affecting public companies, including without limitation, the Sarbanes-Oxley Act of 2002 and any rules and regulations relating thereto.

      Section 6.9    Tax Matters.

           (a) Liability for Tax Matters. The Stockholder shall be liable for and pay, and pursuant to Article VII shall indemnify and hold harmless Buyer and its Affiliates (including, without limitation, the Company following the consummation of the transactions contemplated hereby) from and against all Taxes (whether assessed or unassessed) applicable to the business, assets, or results of operations of the Company in each case attributable to all periods of time up to and including the Closing Date. The Stockholder shall be entitled to any refund or credit therefor of any Taxes applicable to the business, assets, or results of operations of the Company in each case attributable to all periods of time up to and including the Closing Date. Buyer shall be liable for and pay, and pursuant to
 Article VII shall indemnify and hold harmless the Stockholder from and against all Taxes (whether assessed or unassessed) applicable to the business, assets, or results of operations of the Company in each case attributable to all periods of time following the Closing Date. Buyer shall be entitled to any refund or credit therefor of any Taxes applicable to the business, assets, or results of operations of the Company in each case attributable to all periods of time following the Closing Date.

           (b) Tax Returns. Each party shall prepare and timely file when due all Tax Returns in respect of pre-Closing Date and post-Closing Date Tax periods that are required under applicable Law with respect to the business, assets, and results of operations of the Company, and shall each remit (or cause to be remitted) any Taxes due in respect of such returns.

           (c) Reimbursement; Notice. Each party shall promptly pay the other for any Taxes for which such party is liable under this Section 6.9, but in no event later than five days prior to the due date of the payment of such Taxes. The parties agree to negotiate in good faith to resolve any disputes regarding the payment of any Taxes pursuant to this Section 6.9. Within a reasonable period of time prior to the payment of any such Tax, the party paying such Tax shall give written notice to the other party of the Tax payable and the portion that is the liability of such party, although failure to do so shall not relieve the other party from its liability hereunder.

           (d) Assistance and Cooperation. After the Closing Date, each party shall (and shall cause its respective Affiliates, representatives, and agents to):

                (i) assist the other party in preparing any Tax Returns that such other party is responsible for preparing and filing in accordance with this Section 6.9;

                (ii) cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns described in this Section 6.9; and

                (iii) making available to the other party and to any taxing authority as reasonably requested all information, records, and documents relating to the Taxes described in this Section 6.9.

      Section 6.10 Working Capital Loan. Immediately upon the determination of Actual Net Working Capital, Buyer shall execute a promissory note in the form attached hereto as Exhibit A in an aggregate principal amount equal to the Actual Net Working Capital, which amount shall not be less than $200,000 (the "Loan"). In the event that Actual Net Working Capital is less than $200,000, the Contingent Cash Payment shall be reduced by an amount equal to the difference between $200,000 and the Actual Net Working Capital. The Loan shall bear interest at the rate of eight percent per annum and shall be payable in 12 equal monthly installments beginning on the date that is the later to occur of (i) 30 days from the Closing Date or (ii) the date that Actual Net Working Capital is determined by Buyer's independent accountants pursuant to Section 2.5 above (the "Repayment Commencement Date"). The Loan shall be due and payable in full on the 12-month anniversary of the Repayment Commencement Date.

      Section 6.11 Employment and Non-Compete Agreements. Concurrently with the execution of this Agreement, Buyer shall enter into an employment and non-compete agreement with each of Christopher Canfield and Michael Prachar in substantially the form attached hereto as Exhibit B, and which agreements shall have substantially the same material terms and conditions (exclusive of terms relating to the amount of executive compensation, benefits and other perquisites, which may vary from one executive to another) as Buyer's employment agreements with its key executive officers.

      Section 6.12 Board Representation. Effective as of the Closing Date, by appropriate action of the board of directors or the stockholders of Buyer, Christopher Canfield shall be elected or appointed to the Buyer's board of directors.

      Section 6.13 Maintain as Subsidiary. Unless otherwise mutually agreed to by Buyer and the Stockholder, Buyer shall maintain the existence of the Company as a wholly-owned subsidiary of the Buyer until such time as the Contingent Stock Payment has been paid to the Stockholder in accordance with the terms of Section 2.4(d) above.


                                 ARTICLE VII
                               INDEMNIFICATION

      Section 7.1 Indemnification of Buyer. The Stockholder shall indemnify and hold Buyer, its subsidiaries, and their respective directors, officers, employees, and agents (collectively, the "Buyer Parties") harmless from any and all Claims that any Buyer Party may suffer or incur as a result of or relating to the breach or inaccuracy (except that in determining the dollar amount of Claims resulting from the breach or inaccuracy of any representation or warranty that is qualified by the concept of materiality, such qualification shall not be taken into account) of any of the representations, warranties, covenants, or agreements made by the Stockholder in this Agreement.

      Section 7.2    Indemnification of Stockholder.

           (a) General. Buyer shall indemnify and hold the Stockholder, its subsidiaries, and their respective directors, officers, employees, and agents (collectively, the "Stockholder Parties") harmless from any and all Claims that any Stockholder Party may suffer or incur as a result of or relating to the breach or inaccuracy (except that in determining the dollar amount of Claims resulting from the breach or material inaccuracy of any representation or warranty that is qualified by the concept of materiality, such qualification shall not be taken into account), of any of the representations, warranties, covenants, or agreements made by Buyer in this Agreement or pursuant to the Ancillary Agreements.

           (b) Cygnus-Related Matters. In addition to the indemnification obligations set forth in Section 7.2(a), Buyer shall also indemnify and hold the Stockholder, Christopher Canfield and Michael Prachar (collectively, the "Apex Parties") harmless from any and all Claims that any Apex Party may suffer or incur as a result of any Claim asserted by Cygnus Telecommunications Technology, LLC ("Cygnus") or its Affiliates arising from any infringement of Cygnus' patent rights, including the patent rights related to Cygnus' "Call-back Services" by Buyer or any of its Affiliates (exclusive of any Apex Party) prior to or following the Closing Date, other than Claims arising as a result of the willful misconduct or gross negligence of any Apex Party.

      Section 7.3 Notice. Any party entitled to receive indemnification under this Article VII (the "Indemnified Party") agrees to give prompt written notice to the party or parties required to provide such indemnification (the "Indemnifying Parties") upon the occurrence of any indemnifiable claim or the assertion of any claim or the commencement of any action or proceeding in respect of which such a claim may reasonably be expected to occur (a "Loss Claim"), but the Indemnified Party's failure to give such notice shall not affect the obligations of the Indemnifying Party under this Article VII except to the extent that the Indemnifying Party is materially prejudiced thereby and shall not affect the Indemnifying Party's obligations or liabilities otherwise than under this Article VII. Such written notice shall set forth a reference to the event or events forming the basis of such loss or Loss Claim and the estimated amount involved, unless such amount is uncertain or contingent, in which event the Indemnified Party shall give a later written notice when the amount becomes fixed or determinable.

      Section 7.4 Defense of Claims. The Indemnifying Party may elect to assume and control the defense of any Loss Claim, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of expenses related thereto, if (a) the Indemnifying Party provides reasonable evidence to the Indemnified Party of its financial ability to satisfy such indemnification obligation; (b) the Loss Claim does not seek to impose any liability or obligation on the Indemnified Party other than for money damages; and (c) the Loss Claim does not relate to the Indemnified Party's relationship with its customers or employees. If such conditions are satisfied and the Indemnifying Party elects to assume and control the defense of a Loss Claim, then (i) the Indemnifying Party shall not be liable for any settlement of such Loss Claim effected without its prior written consent; (ii) the Indemnifying Party may settle such Loss Claim without the consent of the Indemnified Party; and (iii) the Indemnified Party may employ separate counsel and participate in the defense thereof, but the Indemnified Party shall be responsible for the fees and expenses of such counsel unless the Indemnifying Party has failed to adequately assume the defense of such Loss Claim or to employ counsel with respect thereto. If such conditions are not satisfied, the Indemnified Party may assume and control the defense of the Loss Claim; provided, however, that the Indemnified Party may not settle any such Loss Claim without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld (and the Indemnifying Party shall not be liable for any Claims resulting from a settlement effected in violation of this clause).

      Section 7.5 Calculation of Loss Claim. The indemnification obligation of an Indemnifying Party shall be reduced so as to give effect to any net reduction in federal, state, local, or foreign income or franchise Tax liability realized at any time by it in connection with the satisfaction of a Loss Claim with respect to which indemnification is sought hereunder (which for purposes of this Section 7.5, the parties agree shall be based upon a marginal Tax rate of 35%). The indemnification obligation of an Indemnifying Party shall also be reduced to the extent of any insurance proceeds available; provided, however, that the appropriate claimant shall use its commercially reasonable efforts to obtain insurance proceeds from its applicable insurance coverage. Additionally, the Indemnified Party shall refund to the Indemnifying Party any amount of its losses that are subsequently recovered by it pursuant to a settlement or otherwise.

      Section 7.6 Survival of Representations and Warranties; Remedies. All representations and warranties made in or pursuant to this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and continue for a period of 24 months from the Closing Date; provided, however, that (a) the representations and warranties contained in Sections 3.1(b), 3.1(c), 3.3, 3.4, and 4.2 shall survive indefinitely, (b) the representations and warranties contained in Sections 3.11 and 3.17 shall survive for a period equal to all applicable statute of limitations regarding Loss Claims made with respect to such subject matter, and (c) any claim for indemnity under this Article VII shall survive the time at which it would otherwise terminate if a claim for indemnification shall have been commenced prior to such time and such claim or proceeding is pending and is being maintained in good faith, then such claim shall continue until the final disposition of such claim. Each party agrees that no other party to this Agreement shall be under any duty, express or implied, to make any investigation of any representation or warranty made by any other party to this Agreement, and that no failure to so investigate shall be considered negligent or unreasonable. All remedies under this Agreement shall be cumulative and not exclusive.


                                 ARTICLE VIII
                        CLOSING; CONDITIONS TO CLOSING

      Section 8.1 Closing; Closing Date. The transfer of the Company Shares and the closing of the transactions contemplated by this Agreement (the "Closing") shall take place within five Business Days following the satisfaction or waiver of the conditions precedent set forth in Sections
 8.2 and 8.3 at the offices of Stradling Yocca Carlson & Rauth, 233 Wilshire Boulevard, Suite 830, Santa Monica, California 90401; provided, however, that such date shall be no later than July 7, 2006, unless otherwise mutually agreed to by the parties hereto. The date of the Closing is referred to from time to time herein as the "Closing Date."

      Section 8.2 Conditions to Obligations of Buyer to Close. The obligations of Buyer to consummate the Closing shall be subject to the satisfaction, on or before the Closing Date, of each and every one of the following conditions, all or any of which may be waived, in whole or in part, by Buyer, provided, however, that in the event that any or all of such conditions are waived, such waiver shall be for all purposes and not only for purposes of closing the transactions contemplated hereby, and the conditions so waived shall not serve as a basis for indemnification under
 Section 7.2 hereof.

           (a) Representations and Warranties; Covenants. The representations and warranties of the Stockholder contained in this Agreement shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing, and the covenants and agreements contained in this Agreement to be complied with by the Stockholder at or prior to the Closing shall have been complied with in all material respects.

           (b) No Order. No action or proceeding shall have been instituted against the Buyer or any of its Affiliates or any officer or director of the Buyer or any of its Affiliates which seeks to, or would render it unlawful as of the Closing to effect the transactions contemplated hereby in accordance with the terms hereof or creates or poses a risk of creating a limitation on the Buyer to own the Company Shares, and no such action shall seek damages in a material amount by reason of the consummation of the transactions contemplated hereby.

           (c) No Material Adverse Effect. No event or events shall have occurred since the Execution Date, or be reasonably likely to occur, which have, or could reasonably be expected to result in, a Material Adverse Effect.

           (d) Due Diligence Review. Buyer and its representatives shall have completed a due diligence review of the Company and its business and shall be satisfied, in Buyer's sole discretion, with the results of such review and investigation.

           (e) Financing. Buyer shall have obtained financing in an amount sufficient to pay the Initial Cash Payment and all fees and expenses of Buyer arising in connection with the transactions contemplated by this Agreement and the Ancillary Agreements, plus an additional $500,000 to fund the working capital needs of Buyer following the Closing, and all conditions precedent to funding under such financing arrangements (other than the purchase and sale contemplated hereby) shall have been satisfied or waived.

           (f) Deliveries. The Stockholder shall have made or stand willing and able to make all the deliveries to the Buyer set forth in Section 8.5.

      Section 8.3 Conditions to Obligations of Stockholder. The obligations of the Stockholder to consummate the Closing shall be subject to the satisfaction, on or before the Closing Date, of each and every one of the following conditions, all or any of which may be waived, in whole or in part, by the Stockholder, provided, however, that in the event that any or all of such conditions are waived, such waiver shall be for all purposes and not only for purposes of closing the transactions contemplated hereby, and the conditions so waived shall not serve as a basis for indemnification under Section 7.1 hereof.

           (a) Representations and Warranties; Covenants. The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing and the covenants and agreements contained in this Agreement to be complied with by Buyer at or prior to the Closing shall have been complied with in all material respects.

           (b) No Order. No action or proceeding shall have been instituted against the Stockholder, the Company or any of their respective Affiliates or any officer or director of the Stockholder, the Company or any of their respective Affiliates which seeks to, or would, render it unlawful as of the Closing to effect the transactions contemplated hereby in accordance with the terms hereof or would restrain, prohibit or otherwise interfere with the effective operation of all or any material portion of the business of the Company, and no such action shall seek damages in a material amount by reason of the consummation of the transactions contemplated hereby.

           (c) Consents. Each of the consents set forth on Schedule 3.5(a) of the Disclosure Schedule shall have been duly obtained and delivered to the Stockholder.

           (d) Deliveries. Buyer shall have made or stand willing and able to make all the deliveries to Stockholder set forth in Section 8.4.

      Section 8.4 Deliveries by Buyer at Closing. Concurrently herewith, Buyer has delivered or shall cause to be delivered such documents and instruments as may be necessary or appropriate to carry out the transactions contemplated by this Agreement.

      Section 8.5 Deliveries by the Stockholder at Closing. Concurrently herewith, the Stockholder has delivered or shall cause to be delivered the following:

           (a) Certificates, with fully executed stock powers evidencing the Company Shares and any other documentation necessary or appropriate to effect the transfer of ownership thereof to Buyer;

           (b) Certificate of the corporate secretary of the Company, substantially in the form attached hereto as Exhibit C;

           (c) Officer's certificate of the Company, substantially in the form attached hereto as Exhibit D;

           (d) Legal opinion of Livingston - Mix LLP, counsel to the Stockholder, substantially in the form attached hereto as Exhibit E; and

           (e) Such other endorsements, documents, or instruments as may be necessary to carry out the transactions contemplated by this Agreement.


                                  ARTICLE IX
                                 TERMINATION

      Section 9.1 Termination of Agreement. Buyer and the Stockholder may terminate this Agreement as provided below:

           (a) Buyer and the Stockholder may terminate this Agreement by mutual written consent at any time prior to the Closing Date;

           (b) The Stockholder may terminate this Agreement by giving written notice to Buyer at any time prior to the Closing Date in the event Buyer has breached any material representation, warranty or covenants contained in this Agreement in any material respect, the Stockholder has notified Buyer of the breach, and the breach has continued without cure for a period of ten days after the notice of breach; and

           (c) Buyer may terminate this Agreement by giving written notice to the Stockholder at any time prior to the Closing Date in the event (i) the Stockholder has breached any material representation, warranty or covenant contained in this Agreement in any material respect, Buyer has notified the Stockholder of the breach, and the breach has continued without cure for a period of ten days after the notice of breach, or (ii) Buyer is dissatisfied with its due diligence review of the Company.

      Section 9.2 Effect of Termination. If this Agreement is terminated pursuant to Section 9.1, all rights and obligations of the parties hereto shall terminate without any liability of any party to the other party.

                                  ARTICLE X
                                MISCELLANEOUS

      Section 10.1 Notices. All notices that are required or may be given pursuant to this Agreement must be in writing and delivered personally, by a recognized courier service, by a recognized overnight delivery service, by telecopy or by registered or certified mail, postage prepaid, to the parties at the following addresses (or to the attention of such other person or such other address as any party may provide to the other parties by notice in accordance with this Section 10.1):

       If to Buyer:  Rapid Link, Incorporated
                     17383 Sunset Boulevard, Suite 350
                     Los Angeles, California 90272
                     Attention: John Jenkins, Chief Executive Officer
                     Telecopy: (310) 573-7067

 If to Stockholder:  Apex Acquisitions, Inc.
                     P.O. Box 8658
                     52 Marks Lane
                     Breckenridge, Colorado 80424
                     Attention: Christopher Canfield, Chief Executive Officer
                     Telecopy: (402) 392-7545

 Any such notice or other communication shall be deemed to have been given and received on the day it is personally delivered and signed for by addressee or, if delivered by courier or overnight delivery service or sent by telecopy, on the date received, or if mailed, three days after sending.

      Section 10.2 Further Assurances. Each party agrees to execute any and all documents and to perform such other acts as may be necessary or expedient to further the purposes of this Agreement and the transactions contemplated by this Agreement.

      Section 10.3 Counterparts. This Agreement may be executed in one or more counterparts for the convenience of the parties to this Agreement, all of which together shall constitute one and the same instrument.

      Section 10.4 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated by any party, without the prior written consent of the other parties; except that Buyer may assign its rights (but not its obligations) under this Agreement to any direct or indirect subsidiary of Buyer. This Agreement is not intended to confer any rights or benefits to any Person (including, without limitation, any employees of the Company) other than the parties to this Agreement and the indemnification rights pursuant to Section
 7.1 to the Buyer Parties and pursuant to Section 7.2 to the Stockholder
 Parties.

      Section 10.5 Entire Agreement. This Agreement and the related documents contained as Exhibits and Schedules to this Agreement or expressly contemplated by this Agreement contain the entire understanding of the parties relating to the subject matter hereof and supersede all prior written or oral and all contemporaneous oral agreements and understandings relating to the subject matter hereof. This Agreement cannot be modified or amended except in writing signed by the party against whom enforcement is sought. The Exhibits and Schedules to this Agreement are hereby incorporated by reference into and made a part of this Agreement for all purposes.

      Section 10.6 Specific Performance. The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants under this Agreement, including, without limitation, failure to take all actions as are necessary on its part to the consummation of the transactions contemplated by this Agreement or any violation of the covenants set forth in Sections 6.6 and 6.7, may cause irreparable injury to the other parties for which damages, even if available, may not be an adequate remedy. Accordingly, each party hereby agrees that any other party may seek injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations under this Agreement or any Ancillary Agreement.

      Section 10.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the substantive laws of the State of Delaware, without giving effect to any conflicts-of-law, rule, or principle that might require the application of the laws of another jurisdiction.

      Section 10.8 Jurisdiction; Venue; Service of Process. Each party hereby consents and agrees that the federal or state courts of the State of California (located in Los Angeles, California) shall have jurisdiction to hear, determine, and enforce any claims or disputes arising out of or related to the provisions of this Agreement. Each party hereby irrevocably waives any objection to the laying of venue in such courts, including, without limitation, any claim based on improper venue or forum non conveniens. Nothing in this Agreement shall be deemed or operate to preclude the enforcement of any judgment or order obtained in such forum or the taking of any action under this Agreement to enforce such judgment or order in any other forum. Each party hereby agrees that service of all writs, process, and summons in any suit, claim, action, or proceeding arising out of or related to the provisions of this Agreement may be made by certified mail, return receipt requested, in accordance with Section 10.1.

      10.9 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, and all such remaining provisions hereof shall be enforceable in accordance with their terms.

      10.10 Attorneys' Fees. Should any litigation be commenced between the parties concerning the rights or obligations of the parties under this Agreement, the party prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for its attorneys' fees and costs in such litigation. This amount shall be determined by the court in such litigation or in a separate action brought for that purpose.

      IN WITNESS WHEREOF, each of the parties to this Agreement has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                          "Buyer"

                          Rapid Link, Incorporated,
                          a Delaware corporation

                          By:
                              -----------------------------------------------
                              John Jenkins, Chief Executive Officer


                          "Stockholder"

                          Apex Acquisitions, Inc.,
                          a Delaware corporation

                          By:
                              -----------------------------------------------
                               Christopher Canfield, Chief Executive Officer


                          As to Section 6.6 only:

                          ---------------------------------------------------
                          Christopher Canfield


                          ---------------------------------------------------
                          Michael Prachar